                                                                   EXHIBIT 10.21

                           REVOLVING LOAN AGREEMENT

   THIS REVOLVING LOAN AGREEMENT (this "Agreement"), dated as of April 9, 2001, by and between KANA COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), and BROADBASE SOFTWARE, INC., a Delaware corporation ("Lender");

                                  WITNESSETH:

   A. Concurrently with the execution of this Agreement, Borrower, Lender and Arrow Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Borrower ("Merger Sub"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") that provides for the merger of Merger Sub with and into Lender (the "Merger"). Pursuant to the Merger, shares of common stock of Lender, $0.001 par value per share, will be converted into shares of common stock of Borrower, $0.001 par value per share, subject to the terms and conditions set forth in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

   B. As a material inducement to enter into the Merger Agreement, Borrower desires Lender to make available, and Lender is willing to make available, a revolving credit facility to Borrower of up to an aggregate principal amount of Twenty Million Dollars ($20,000,000) (the "Facility").

   NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to Borrower, the parties agree as follows:

   1. Definitions.

   1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "Advance" means an advance of funds to Borrower pursuant to this Agreement; provided that the aggregate principal amount of all outstanding Advances shall not exceed at any one time Twenty Million Dollars ($20,000,000).

     "Advance Date" means the date on which an Advance is made.

     "Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Business Day" means a weekday on which commercial banks are open for business in San Francisco, California.

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     "Default" or "default" means any of the events specified in Section 5.1.

     "Default Rate" means the "default rate" of interest per annum specified in the Note.

     "Effective Date" means the date of this Agreement.

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

     "Loan" means an Advance under this Agreement.

     "Loan Documents" means this Agreement, the Notes, the Advance requests, and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified.

     "Maturity Date" means the first anniversary of the date of this Agreement, provided, that (i) if prior to such date the Merger Agreement is terminated by Borrower pursuant to Section 7.1(i) thereof as a result of a willful breach by Lender, or pursuant to Section 7.1(f) thereof, then the Maturity Date shall be the first anniversary of the date of such termination, (ii) if prior to such first anniversary the Merger Agreement is terminated by either Borrower or Lender pursuant to Section 7.1(a) or (e) or (g) or (h), then the Maturity Date shall be the date 30 days after the effective date of such termination, and (iii) if Borrower shall execute a definitive agreement for a Parent Acquisition then the Maturity Date shall be 30 days after the date of such agreement.

     "Note" has the meaning given the term in Section 2.4.

     "Obligations" means all obligations and liabilities of Borrower to Lender under the Loan Documents, including, without limitation, the Loans, together with all interest accruing thereon.

     "Person" means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government or any agency or political subdivision of any government, or any other entity or organization.

     "Prime Rate" means, for any day, the rate of interest per annum quoted by the Wall Street Journal on that date as the prime rate in effect; each change in the Prime Rate shall be effective from and including the date such change is quoted by the Wall Street Journal as being effective.

     "Subsidiary" means any corporation, partnership or other entity in which a Person, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

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     "Termination Date" means the earlier to occur of (i) the Effective Time of the Merger, or (ii) the effective date of any termination of the Merger Agreement.

   1.2 Financial Terms. All financial terms used herein shall have the meanings assigned to them under U.S. GAAP unless another meaning shall be specified.

   1.3 Construction. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement. Reference to Sections and Schedules herein shall be construed as referring to the Sections and Schedules of this Agreement, unless otherwise stated.

   2. The Revolving Loan Credit Facility.

   2.1 Availability Period. Subject to the terms of this Agreement the Lender grants to the Borrower a committed revolving credit facility made available for Advances from the Effective Date until the earlier of (i) the Termination Date and (ii) the Maturity Date. The Lender shall deposit $20,000,000 representing the Facility into an escrow account (the "Escrow"). The Lender and the Borrowers shall use their commercially reasonable efforts to appoint the escrow agent and to finalize the terms governing the Escrow and providing for the funding of Advances from such Escrow in accordance with the terms of this Agreement, within two weeks from the date of this Agreement.

   2.2 Advances. Lender shall make each Advance to Borrower on the Advance Date and in the amount as set forth in the borrowing request delivered in accordance with Section 2.3; provided that (a) no more than one Advance shall be made in any week, (b) unless otherwise agreed in writing between the chief executive officers of the Borrower and Lender, the aggregate principal amount of Advances (including the Advance to be made pursuant to any such borrowing request) shall not exceed in any week the sum of (i) the aggregate amount of cash payroll expense of Borrower and related withholding in such week plus (ii) up to $2.5 million to fund additional expenses to be paid in such week and which are identified in reasonable detail in the related borrowing request, less (iii) the excess of Borrower's and its Subsidiaries' cash and cash equivalents at the time of such borrowing request (as determined under GAAP) over $1,000,000; and
(d) in no event shall the aggregate principal amount of all outstanding Advances exceed $20,000,000.

   In the event that a Company Triggering Event shall have occurred the Borrower shall be entitled, notwithstanding anything to the contrary in this section, to drawdown the entire amount of the Facility and to request the release of all remaining funds in the Escrow.

   2.3 Advance Requests. To obtain an Advance, Borrower shall submit a borrowing request in writing, to the attention of Lender's Treasurer or Chief Financial Officer, which request must be received by Lender no later than 12:00 noon Pacific time on a Business Day that is at least one (1) Business Day before the Advance Date.

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   2.4 Promissory Note. The Advances shall be evidenced by and payable in accordance with the terms of the promissory note, in the form attached hereto as Exhibit A, dated the date of this Agreement from Borrower to Lender (as amended, modified, supplemented, restated or renewed from time to time, the "Note") and shall be repayable in accordance with the terms of the Note and this Agreement.

   2.5 Interest; Repayment of Advances.

       (a) Each Advance shall accrue interest on the outstanding principal balance of such Advance at a rate equal to the higher of (i) a rate per annum equal to Prime Rate plus two per cent (2%) and (ii) the Applicable Federal Reserve Rate as published by the United States Treasury Department, from the date of such Advance until such Advance has been paid in full.

       (b) Each Advance shall mature, and the principal amount thereof and all interest and other amounts payable under the Loan Documents shall be due and payable, on the Maturity Date.

       (c) At the option of the Borrower, on delivering 10 days' prior written notice of prepayment to the Lender, the principal amount of any Advance may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with interest thereon accrued through the date of such prepayment. Each partial prepayment of any Advance shall first be applied to interest accrued through the date of prepayment and then to principal. Any Advance voluntarily prepaid by the Borrower hereunder may be reborrowed subject to the terms and conditions of this Agreement.

       (d) Borrower unconditionally promises to make each required payment of principal of and interest on the Loans in lawful money of the United States by wire transfer in immediately available funds to an account designated in writing by Lender. Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

       (e) All amounts payable by Borrower pursuant to the Loan Documents shall be payable without notice or demand and without set-off or counterclaim.

   2.6 Overdue Amounts. Any payments required pursuant to any Loan Document not made as and when due shall bear interest from the date due until paid to Lender at the Default Rate, in Lender's discretion.

   2.7 Calculation of Interest. All interest under the Notes or hereunder shall be calculated on the basis of a 365/366-day year for the actual days during which such amounts are outstanding.

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   2.8 Taxes. Any and all payments by or on account of any Obligation of
Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes (excluding franchise Taxes and Taxes on net income and foreign Taxes); provided that if Borrower shall be required to deduct any such Taxes from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) Borrower shall make such deductions and (c) Borrower shall pay the full amount deducted to the relevant Authority in accordance with applicable law.

   2.9 Term. This Agreement shall become effective upon acceptance by Lender and shall continue in full force and effect so long as any Obligation (other than inchoate Obligations) is outstanding.

   2.10 Conditions Precedent to Borrowing. In addition to any other requirement set forth in this Agreement, Lender will not be required to make any Advances under this Agreement unless and until the following conditions shall have been satisfied:

      (a) Loan Documents. Borrower shall have executed and delivered this Agreement and the Note.

      (b) SVB Facility. The Borrower shall have delivered to Lender a written waiver and consent letter and, if required by Silicon Valley Bank, an intercreditor agreement, each in a form reasonably satisfactory to the Lender executed by Silicon Valley Bank consenting to the Borrower incurring the indebtedness hereunder. The Lender shall use its commercially reasonable efforts to conclude any such intercreditor agreement which is required by Silicon Valley Bank as soon as practicable.

   3. Representations and Warranties. In order to induce Lender to enter into this Agreement and to make the Loans provided for herein, Borrower hereby represents and warrants (all of which shall survive the execution and delivery of the Loan Documents and all of which shall be deemed made as of the date hereof and as of each Advance Date) that:

   3.1 Valid Existence and Power. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on Borrower; and Borrower and each other Person which is a party to any Loan Document (other than Lender) has the corporate power and authority to conduct its business and to make and perform the Loan Documents executed by it and the transactions contemplated thereby, and all such documents will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally and general principals of equity.


                                       5

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   3.2 Authority. The execution, delivery and performance thereof by the
Borrower of any Loan Document and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action of the Borrower, and do not and will not conflict with or violate any provision of law or regulation, or any writ, order or decree of any court or Authority or any provision of the governing instruments of the Borrower, and (except with respect to the Borrowers existing credit facilities) do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or impair the Borrower's rights under, or result in the creation of any Lien upon any property or assets of Borrower pursuant to, any law, regulation, or any material instrument, document or agreement to which any of Borrower is a party or by which any of Borrower or its respective properties may be subject, bound or affected.

   3.3 Compliance with Covenants; No Default. No Default has occurred and is continuing, and the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, and the funding of the Loan will not cause a Default.

   4. Covenants of Borrower. Borrower covenants and agrees that from the date of the initial Advance and until payment in full of the Obligations (except inchoate Obligations), except as otherwise set forth in the Merger Agreement or this Agreement, it:

   4.1 Use of Loan Proceeds. Shall use the proceeds of Advances to pay cash payroll expense and related withholding, and other expenses that are identified in reasonable detail in the related borrowing request.

   4.2 Inspections. Shall permit inspections, at such times and in such manner as may be reasonably requested by Lender and at Borrower's expense, all records and financial information related thereto and the properties of Borrower as Lender may deem reasonably necessary or desirable from time to time. All information obtained pursuant to this section shall be subject to the Confidentiality Agreement.

   4.3 Maintenance of Existence and Rights. Shall preserve and maintain its corporate existence, authorities to transact business and shall use its commercially reasonable efforts to preserve and maintain its Intellectual Property necessary to the conduct of its business.

   4.4 Fundamental Changes. Shall not, nor shall it permit any Subsidiary to, merge into or consolidate with any other Person (other then Borrower) or liquidate or dissolve, other than as contemplated by the Merger Agreement.

   5. Default/Indemnification.

   5.1 Events of Default. Each of the following shall constitute a Default:

       (a) Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and such failure shall continue unremedied for a period of five (5) days; or

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       (b) Borrower shall fail to pay any interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days; or

       (c) There shall occur any default by Borrower in any of the covenants contained in this Agreement which is not cured within thirty (30) days of notice of such default from Lender; or

       (d) Any representation or warranty made by Borrower in any Loan Document shall prove to have been untrue or incorrect in any material respect when made; or

       (e) Borrower shall voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, intervenor, liquidator or similar official of a substantial part of its assets, admit in writing its inability, or be generally unable, to pay its debts as the debts become due, make a general assignment for the benefit of its creditors, commence a voluntary case under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or take any corporate action for the purpose of effecting any of the foregoing; or

       (f) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, custodian, trustee, intervenor, liquidator or similar official for Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall not have been dismissed within sixty (60) days of the commencement or filing, as the case may be, thereof; or an order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions.

       (g) Remedies. If any Default shall occur and be continuing, Lender shall have no further obligation to make Advances to Borrower and may, at its option, without notice and without demand, declare any or all Obligations to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Obligations, exercise any remedy available to Lender hereunder at law or in equity and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law or in equity. No remedy shall be exclusive of other remedies or impair the right of Lender to exercise any other remedies.

   5.2 Application of Payments. Any payments made by Borrower pursuant to this Agreement shall be paid to and applied as follows: first, to the costs and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in connection with the exercise of
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Lender's rights and remedies hereunder; secondly, to the interest due upon any of the Obligations; and thirdly, to the principal amount of the Obligations.

   5.3 Indemnification. Borrower shall indemnify Lender, and each Related Party (except affiliates) of Lender (each such person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) any Loan or the use of the proceeds therefrom, (b) the performance by Borrower of its obligations under any of the Loan Documents or
(c) upon an Event of Default occurring and continuing, the enforcement by the Lender of its rights and remedies thereunder; excluding Taxes and losses, claims, damages, liabilities and related expenses arising as a result of the negligence or willful misconduct of any Indemnitee and excluding consequential or punitive losses or damages.

   6. Miscellaneous.

   6.1 No Waiver, Remedies Cumulative. No failure on the part of Lender or Borrower to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, in equity, any Loan Document or otherwise.

   6.2 Survival of Agreement. All covenants, agreements, representations and warranties made by Borrower herein and in any other Loan Document shall survive the making of the Loans hereunder and the execution and delivery of the Notes, regardless of any investigation made by Lender or on its behalf, and shall continue in full force and effect so long as any Obligation (other than inchoate Obligations) is outstanding, and there exists any commitment to lend by Lender to Borrower.

   6.3 Notices. Any notice or other communication hereunder or under any other Loan Document to any party hereto or thereto shall be made in the manner specified in the Merger Agreement.

   6.4 Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of California and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

   6.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns; provided that no party may assign this Agreement or any other Loan Document without the express written consent of the other, and any such assignment made without such consent will be void.

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   6.6 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Lender and Borrower.

   6.7 Entire Agreement. This Agreement, the other Loan Documents and the Merger Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

   6.8 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   6.9 Waiver of Jury Trial. EACH OF LENDER AND BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF LENDER OR BORROWER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

   6.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

   6.11 No Usury. Regardless of any other provision of this Agreement, the Note or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (a) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Note and not to the payment of interest, and (b) if the Loan evidenced by the Note have been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.

   6.12 Representations and Warranties of the Lender. By its execution of or acceptance of this Agreement, the Lender represents and warrants to the Borrower that the Lender: (i) has acquired the Note for its own account for investment and not with a view to any resale or other distribution of the Note in a transaction constituting a public offering or otherwise requiring registration under the Securities Act or in a transaction that would result in

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noncompliance with applicable state securities laws; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and the risks of its acquisition of this Note and credit extensions to the Borrower, (iii) is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and (iv) understands that the Note has not been, and will not be, registered under the Securities Act or any state securities laws.


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   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          LENDER:

                                          BROADBASE SOFTWARE, INC.

                                          By: /s/ Chuck Bay
                                             ----------------------------------
                                          Name: Chuck Bay
                                          Title: Chief Executive Officer

                                          BORROWER:

                                          KANA COMMUNICATIONS, INC.

                                          By: /s/ James C. Wood
                                             ----------------------------------
                                          Name: James C. Wood
                                          Title: Chief Executive Officer

                                                                       EXHIBIT A

                     [FORM OF CONVERTIBLE PROMISSORY NOTE]

   THIS CONVERTIBLE PROMISSORY NOTE (THIS "NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED THE "SECURITIES ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR, IF REQUIRED BY THE ISSUER OF THIS NOTE, AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS NOTE THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                           KANA COMMUNICATIONS, INC.

                          CONVERTIBLE PROMISSORY NOTE

                                                                   April 9, 2001
                                                           Palo Alto, California

   For value received, the receipt and sufficiency of which are hereby acknowledged, KANA COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of BROADBASE SOFTWARE, INC., a Delaware corporation ("Lender"), the aggregate unpaid sum of all Advances made by the Lender to the Borrower, together with accrued interest thereon to be computed on each Advance from the date of its disbursement, pursuant to the terms and conditions of the Agreement (as defined below).

   This Promissory Note (the "Note") is the Note issued under, and entitled to the benefits of, the Revolving Loan Agreement by and between Borrower and Lender dated as of April 9, 2001 (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the "Agreement"), and the other Loan Documents, the terms and conditions of which are made a part hereof to the same extent and with the same effect as if fully set forth herein. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is entitled to the benefit of the rights provided in the Loan Agreement.

   Interest on the outstanding principal balance under this Note is payable at the rate equal (i) to Prime Rate plus two (2%) per annum (the "Interest Rate"), or (ii) under the circumstances contemplated by the Agreement, at the Interest Rate plus two percent (2%) per annum (the "Default Rate"), compounded quarterly, in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Maturity Date (unless this Note shall have been previously converted, at Lender's option, as provided below). Payments received by Lender shall be applied first to the payment of accrued, but unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

   The Lender is authorized to endorse the amount and the date on which each Advance is made, the maturity date therefore, each payment of principal with respect thereto, and the date and amount of the conversion of any principal or interest of any Loan that is converted into shares of Borrower's Common Stock, on Schedule A hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; which recordation will constitute prima facie evidence of the accuracy of the information so endorsed on Schedule A; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Agreement and this Note.

   At the option of Borrower, upon prior notice as provided in the Agreement, the principal amount of this Note may be prepaid in whole or in part from time to time, without penalty or premium, together with interest thereon accrued through the date of such prepayment. Each partial prepayment of this Note shall first be applied to interest accrued through the date of prepayment and then to principal.

   To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Note, and (b) any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies.

   The Lender may elect at any time after the date ninety (90) days after April 17, 2001, at its sole option and effective as of the close of business on the date of delivery of written notice of conversion to the Borrower, to convert all or any part of the outstanding principal of and accrued interest on this
Note into that number of fully paid and nonassessable shares of Borrower's Common Stock that is equal to the dollar amount of the principal and accrued interest indebtedness being converted, divided by $1.10 (the "Conversion Price"); provided, that the Conversion Price will automatically, equitably and proportionally be adjusted to reflect any subdivision (stock split), combination (reverse stock split), stock dividend or other recapitalization affecting the Borrower's Common Stock; provided, further, that in no event shall Lender be entitled to convert this Note into a total number of shares of Common Stock that exceeds that number of shares which is equal to 19.9% of the Borrower's total issued and outstanding shares of Common Stock as of the date of such conversion, less such number of shares of Common Stock (if any) that are then held by Lender and that were (A) purchased by Lender from any officers, directors or substantial shareholders (as defined by the National Association of Securities Dealers) of Borrower or (B) acquired by Lender upon exercise of options under that certain Company Stock Option Agreement dated as of April 9, 2001 between Lender and Borrower (the "Company Stock Option Agreement"), including any shares with respect to which Lender has exercised such option but which have not yet been delivered to

Lender or (C) otherwise acquired (or other securities convertible into Common Stock of the Borrower otherwise acquired) by the Lender from the Borrower, or any officers, directors or substantial shareholders (as defined by the National Association of Securities Dealers) of Borrower, in connection with the transactions represented by this Note or the Merger Agreement (as defined in the Agreement); and provided, further, that Lender shall not be entitled to convert this Note at any time upon or following a Change of Control of Lender (as defined below). In the event that the Lender exercises its options under the Company Stock Option Agreement (and provided that no Change of Control shall have occurred) the Lender shall be entitled to satisfy the exercise price of such options through the cancellation of the principal indebtedness and accrued interest outstanding hereunder. Any such satisfaction of the option exercise price shall be made on a dollar for dollar basis with the amount of the outstanding principal and interest so cancelled.

   A "Change of Control" of Lender shall mean any of the following transactions (other than in a transaction involving Borrower): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Lender pursuant to which the stockholders of the Lender immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction (or the parent thereof), (ii) a sale or other disposition by the Lender of assets representing in excess of 50% of the aggregate fair market value of the Lender's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Lender), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Lender.

   Lender agrees to surrender this Note to the Borrower for cancellation following conversion of this Note and/or repayment of all principal and accrued interest outstanding under this Note.

   The Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its Common Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note the Borrower will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or other securities issuable upon conversion of this Note as shall be sufficient for such purpose.

   Upon Lender's election to convert any of the outstanding principal of or accrued interest on this Note, Borrower, at its expense, will as soon as practicable cause to be issued in the name of and delivered to Lender, a certificate or certificates for the number of fully paid and nonassessable shares of Borrower's Common Stock to which Lender is entitled upon such conversion. No fractional shares will be issued upon any conversion of this Note or any part hereof. If, upon any conversion of this Note, a fraction of a share would otherwise result, then Borrower will pay Lender an amount of cash equal to the fair market value of one share of the type and class of Borrower's capital stock issuable to Lender upon such conversion (determined in accordance with the Conversion Price applicable at the time of such conversion), multiplied by the fraction of a share of stock to which Lender would otherwise be entitled.

   The Borrower will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note. Without limiting the generality of the foregoing, the Borrower will take all such action as may be necessary or appropriate in order that the Borrower may duly and validly issue fully paid and nonassessable shares of Common Stock upon any conversion of this Note.

   This Note and the obligations of Borrower and the rights of Lender shall be governed by and construed in accordance with the internal substantive laws of the State of California without giving effect to the choice of laws rules thereof.

   IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

                                          KANA COMMUNICATIONS, INC.

                                          By: ________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                                                              Schedule A to Note
                                                              ------------------

                      ADVANCES AND REPAYMENT OF ADVANCES
                      ----------------------------------


                     (2)              (3)            (4)
                   Amount          Maturity    Amount of Repaid      (5)
     (1)             of            Date of       or Converted      Notation
     Date          Advance         Advance         Advance          Made By
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